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                                                                    EXHIBIT 99.3

               LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                                   REGARDING

                               OFFER TO EXCHANGE

                         9.25% NOTES DUE MARCH 15, 2004
                                       OF
                          THE WILLIAMS COMPANIES, INC.

                          FOR ANY AND ALL OUTSTANDING
                      8.25% SENIOR SECURED NOTES DUE 2004
                                       OF
                    WCG NOTE TRUST AND WCG NOTE CORP., INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2002 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holders and The Depository Trust Company Participants:

     The Williams Companies, Inc., a Delaware corporation (the "Company"), is offering to exchange, upon the terms and subject to the conditions set forth in
the Prospectus dated [     ], 2002 (the "Prospectus") and the accompanying
Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Exchange Offer"), up to $1.4 billion aggregate principal amount of 9.25% Notes due March 15, 2004 of the Company (the "New Notes") for up to $1.4 billion aggregate principal amount of 8.25% Senior Secured Notes of WCG Note Trust and WCG Note Corp., Inc. (the "Outstanding Senior Secured Notes"). As set forth in the Prospectus, the New Notes differ from the Outstanding Senior Secured Notes in certain material respects.

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated [     ], 2002

          2. Letter of Transmittal for your use and for the information of your clients;

          3. Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder or DTC Participant from Beneficial Owner; and

          5. Letter which may be sent to your clients for whose account you hold registered Outstanding Senior Secured Notes or book-entry interests representing Outstanding Senior Secured Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2002, UNLESS EXTENDED.
PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING SENIOR SECURED NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     To participate in the Exchange Offer, a beneficial holder must either (a) complete, sign and date the Letter of Transmittal and deliver it to Bank One Trust Company, National Association (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, and either (i) deliver to the Exchange Agent certificates representing the registered Outstanding Senior Secured Notes in proper form for transfer, or (ii) cause a DTC Participant to make book-entry delivery of the Outstanding Senior Secured Notes; or (b) cause a DTC Participant to tender such holder's Outstanding Senior Secured Notes to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange
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Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal (an "Agent's Message"). By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Senior Secured Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

     Holders who wish to tender their Outstanding Senior Secured Notes and (a) whose Outstanding Senior Secured Notes are not immediately available or (b) who cannot deliver their Outstanding Senior Secured Notes, the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Outstanding Senior Secured Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Outstanding Senior Secured Notes" in the Prospectus.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Senior Secured Notes will make certain representations to the Company. The enclosed "Instruction to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by the beneficial owners of Outstanding Senior Secured Notes for you to make such representations.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Outstanding Senior Secured Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. The Exchange Offer is not conditioned upon any minimum number of Outstanding Senior Secured Notes being tendered.

     Except for customary fees the Company has agreed to pay the dealer managers and the Exchange Agent, the Company will not pay any fee or commission to any broker or dealer or to any other persons in connection with the solicitation of tenders of Outstanding Senior Secured Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Senior Secured Notes to it, except as otherwise provided in Instruction 9 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from Bank One Trust Company, N.A., 1 Bank One Plaza, Mail Code IL1-0134, Chicago, Illinois 60670-0134.

                                          Very truly yours,

                                          THE WILLIAMS COMPANIES, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE WILLIAMS COMPANIES, INC. OR BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT OR REPRESENTATION ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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